As filed with the Securities and Exchange Commission on September 1, 2010
Registration Statement No. 333-161790

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO S-1 REGISTRATION STATEMENT

ON

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CyberDefender Corporation
(Exact name of registrant as specified in its charter)

Delaware	7372	65-1205833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Guseinov
Chief Executive Officer
CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Kevin Friedmann, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, Ninth Floor
New York, New York 10017
(212) 561-5559

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,  check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

The Registrant previously paid a registration fee of $1,193.98 in connection with the filing of this registration statement with the Securities and Exchange Commission on September 8, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 1, 2010

Prospectus

9,438,430 Shares of Common Stock

This prospectus covers the resale by the selling stockholders named on page 5 of up to 9,438,430 shares of our common stock which include:

•	1,975,360 shares of common stock sold pursuant to Securities Purchase Agreements dated June 3, 2009 through July 21, 2009;

•	4,436,221 shares of common stock underlying common stock purchase warrants issued to two consultants for services provided to the Company and for the payment of interest on money advanced;

•	105,000 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants issued to a consultant for services provided to the Company;

•	148,000 shares of common stock underlying common stock purchase warrants issued pursuant to various Securities Purchase Agreements dated from November 13, 2008 to January 28, 2009;

•	1,646,315 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants pursuant to a warrant tender offer that terminated on August 17, 2009; and

•	1,127,534 shares of common stock underlying amended common stock purchase warrants issued pursuant to a warrant tender offer that terminated on August 17, 2009.

This offering is not being underwritten.  Our common stock is traded on the Nasdaq Global Market under the symbol “CYDE.”  On August 31, 2010, the price per share of our common stock was $3.52.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING AT PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision.  We have not authorized anyone to provide you with different information.  This prospectus may be used only where it is legal to sell these securities.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus.  We encourage you to read the entire prospectus carefully.

The date of this prospectus is ___________, 2010

Table of Contents

CyberDefender’s Business	3
Risk Factors	4
Special Note Regarding Forward-Looking Statements	4
Use of Proceeds	4
Selling Stockholders	5
Plan of Distribution	11
Description of Securities to be Registered	13
Legal Matters	14
Experts	14
Material Changes	14
Where You Can Find More Information	14
Incorporation of Certain Information by Reference	14

CYBERDEFENDER’S BUSINESS

This summary highlights material information contained elsewhere in this prospectus or in documents incorporated herein by reference.  You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making an investment decision.  Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” “CyberDefender” and “the Company” refer to CyberDefender Corporation.

The Company

We are a provider of security software and services to the consumer and small business market.  We are located in Los Angeles, California.  Our mission is to bring to market advanced solutions to protect computer users against identity theft, Internet viruses, spyware and related security threats and to provide support services to assist our customers with their technology needs.

The market in which we operate is highly competitive and rapidly changing.  We believe we can be successful in this market due to the following factors.

•
Our proprietary CyberDefender Argus Network (formerly known as the earlyNETWORK) security platform uses a secure peer-to-peer protocol, which we believe differentiates our core anti-malware product and allows us to combat threats faster and more cost effectively than our competitors.

•	Our security platform compliments other security suites allowing our customers to adopt multiple security products for increased protection.

•
We are expanding our technical support services to provide our customers with the technical expertise necessary to insure that their technology is working properly, thereby providing them with a higher degree of security.

•
We are expanding our marketing efforts (i) to include direct-response marketing and retail distribution through partnerships with GR Match, LLC (“GRM”) and Allianex, leaders in those areas, and (ii) by expanding internationally through our partnership with GRM.

•	We are focusing on expanding our product offerings by creating new products internally and by expanding the number of products marketed under the For Dummies® brand.

We believe that providing a “software only” solution to computer security problems is not as effective as our comprehensive solution, which includes security and optimization software in conjunction with access to remote technicians.  Our customers benefit from having a technician work with them to analyze and repair problems that the customer does not have the expertise to resolve.  While we still do not represent a significant presence in the security software industry, we believe that the combination of our software security and optimization solutions, our CyberDefender Argus Network, our live remote tech-on-call capability and our direct response marketing focus has improved our ability to expand our presence in the security software market.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  Before making an investment decision, you should carefully consider the specific risks described under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), which are incorporated herein by reference.  Each of the risks described in these headings, with the exception of the risks relating to the quotation of our common stock on the OTCBB and the risks associated with penny stocks, which no longer apply to us, could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment.  For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  Such statements are based on management’s beliefs and assumptions and on information currently available to our management.  You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, general economic, business and financing conditions, labor relations, governmental action relating to regulation of the internet, competitor pricing activity, expense volatility, the speed at which we are growing and other risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders.  All proceeds from the sale of the shares being offered will be for the account of the selling stockholders, as described below in the sections titled “Selling Stockholders” and “Plan of Distribution.”  However, we may receive up to $6,952,478 upon exercise of warrants for cash, the underlying shares of which are included in the registration statement of which this prospectus is a part.  If received, these funds will be used for general corporate purposes, including working capital requirements.  With the exception of any brokerage fees and commissions which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $35,194, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time.  No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities, except for GR Match LLC, which is the beneficial owner of 8,570,176 shares of our common stock, or approximately 26.2% of our common stock and Ricardo Salas, who was appointed as a director on May 26, 2010.  Our business relationship with GR Match LLC is described in detail in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

The shares described in the following table consist of shares of common stock and shares of common stock underlying common stock purchase warrants that were issued in a private placement or issued to consultants.  We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling stockholder transfers his or her interest in the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling stockholder transfers his or her interest in the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  None of the selling stockholders are or were affiliated with registered broker-dealers.  See our discussion titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distribution of these shares.

Name of Selling Stockholder	Number of Shares Owned Before Offering	Number of Shares Being Offered		Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)

Nancy R. McBride	102,000	22,000	(2)	80,000	*
IRA FBO Terrence Rettig, Pershing LLC as custodian	557,876	60,000	(3)	497,876	1.5%
Alan P. Schwenck and Marta A. Schwenck	115,825	42,625	(4)	73,200	*
James N. Angelos and Sophia Angelos	124,000	44,000	(5)	80,000	*
IRA FBO Ruth H. Reinhard, Pershing LLC as Custodian	477,987	55,916	(6)	422,071	1.3%
IRA FBO Patrick Shannon, Pershing LLC as Custodian	24,580	8,000	(7)	16,580	*
Citigroup Global Markets Inc. as IRA Custodian FBO Hugh G. Nolan	236,400	40,000	(8)	196,400	*

Michael B. Schachter	144,213	31,625	(9)	112,588	*
Ricardo A. Salas	439,616	266,650	(10)	172,966	*
Lisa Schachter	32,200	11,000	(11)	21,200	*
IRA FBO Barbara K. Balfour, Pershing LLC as Custodian	57,925	31,625	(12)	26,300	*
Michael R. DeBaecke	93,550	93,550	(13)		*
Edward T. Fletcher	107,625	42,625	(14)	65,000	*
Diana Conforth	76,625	31,625	(15)	45,000	*
Sophia Gazonas	42,718	10,000	(16)	32,718	*
Sandra Dinapoli	80,750	10,000	(17)	70,750	*
Raymond Marzulli	204,020	68,200	(18)	135,820	*
Anthony A. Stingo and Anita M. Stingo	60,303	10,000	(19)	50,303	*
James McBride III	204,500	104,500	(20)	100,000	*
IRA FBO William J. Gazonas, Pershing LLC as Custodian	82,786	22,000	(21)	60,786	*
V. Jean Stack	171,500	71,500	(22)	100,000	*
Shimski L.P.	632,500	632,500	(23)		*
Newview Finance LLC	1,610,000	1,610,000	(24)		*
Michael Ling	320,000	320,000	(25)		*
Phil Westreich	150,000	150,000	(26)		*
Dave Mehalick	50,000	50,000	(27)		*
David Kagle	25,000	25,000	(28)		*
GR Match, LLC (31)	8,570,176	3,529,081	(29)	5,041,095	15.4%
Donald A & Findley R Cotton TR U/A 8/19/02(32)	8,000	8,000	(30)		*
Thomas W. Brotherton Rev Trust U/A 5/29/08(33)	25,000	25,000	(30)		*
La Jolla Knoll LTD Partnership(34)	10,000	10,000	(30)		*
Marz Family Trust U/A 12/8/99(35)	5,000	5,000	(30)		*
The Salem Trust U/A 3/18/91(36)	7,000	7,000	(30)		*
Schmidt Marital Trust U/A 3/4/87(37)	20,000	20,000	(30)		*
Fields Family Trust U/A 4/29/96(38)	4,000	4,000	(30)		*
Don & Lynn Sturek Family Trust U/A 8/15/00(39)	4,000	4,000	(30)		*
Michelle L. Levin Trust U/A 05/04/06(40)	10,000	10,000	(30)		*
The O'Rourke-Nordenberg Living Trust U/A 11/09/05(41)	5,000	5,000	(30)		*
Robert P. Ketterer 2005 Trust U/A 05/2/05(42)	8,000	8,000	(30)		*
R&R Properties LP A Partnership(43)	5,000	5,000	(30)		*
Harrison and Kaye Waite	1,000	1,000	(30)		*
Edward G. Jablonski and Carol A. Morgan	4,500	4,500	(30)		*
Margaret Celeste Waterhouse Family LP(44)	4,000	4,000	(30)		*
National Advisors Trust Co, FSB Custodian for Weatherly Asset Management Profit Sharing Plan(90)	1,000	1,000	(30)		*
Hugh G. Merriman MD Trust(45)	4,000	4,000	(30)		*
Kolodny-Dudenhoeffer Trust U/A 5/25/93(46)	4,000	4,000	(30)		*
Betty W Keatinge Trust U/A 11/18/93(47)	2,000	2,000	(30)		*
Dugan-Keatinge Family Trust U/A 5/22/00(48)	500	500	(30)		*
Marvin Brown	500	500	(30)		*
Kristin L Wimsatt Trust U/A 5/1/08(49)	30,000	30,000	(30)		*
Alice W. Brown	2,500	2,500	(30)		*
Rita B. Heller	15,000	15,000	(30)		*
Syage-Whittington Revocable Trust U/A 7/28/97(50)	6,000	6,000	(30)		*

Scott & Michelle Strauss Rev Trust U/A 4/18/08(51)	3,000	3,000	(30)		*
Weil Family Trust U/A 4/8/87(52)	10,000	10,000	(30)		*
Halper Family Trust U/A 9/14/99 FBO: Stephen I.H. Sole & Separate Property(53)	1,000	1,000	(30)		*
James Bruder Jr.	153,396	52,789	(54)	100,607	*
Walter W. Buckley III	138,976	47,750	(55)	91,226	*
Commercial Construction Management, Inc.	115,574	55,000	(56)	60,574	*
Willam J. Santora	217,983	110,000	(57)	107,983	*
Michael & Casey Debaecke	143,825	139,200	(58)	4,625	*
SEP FBO Heidi Ann Mucci, Pershing LLC as Custodian	52,875	20,625	(59)	32,250	*
William F. Holsten III	68,731	26,142	(60)	42,589	*
Christopher J. Preston	66,615	26,515	(61)	40,100	*
Geoffrey Blake	27,375	12,375	(62)	15,000	*
Daniel & Barbara Maase	54,625	20,625	(63)	34,000	*
Leo Carlin	45,500	27,500	(64)	18,000	*
Charles Lipton	45,625	20,625	(65)	25,000	*
Robert G. Zimmermann	45,625	20,625	(66)	25,000	*
William Gazonas TTEE for U/W/O James J. Gazonas Trust B	32,293	11,459	(67)	20,834	*
William J. Gazonas	60,457	11,457	(68)	49,000	*
Zonas Investors L.P., William Gazonas G.P.	134,297	22,916	(69)	111,381	*
Connie Gazonas TTEE, Connie Gazonas Trust Dated 08/29/96	32,292	11,459	(70)	20,833	*
Michael F. Valente	115,707	80,207	(71)	35,500	*
IRA FBO Bernadette Sheenan, Pershing LLC as custodian	71,044	20,625	(72)	50,419	*
Robert Goggin	507,359	287,891	(73)	219,468	*
Ruth H Reinhard	164,661	58,237	(74)	106,424	*
The 1991 Sajak Family Trust	57,291	57,291	(75)		*
James D. Watson	162,648	41,554	(76)	121,094	*
James D. & Pamela Watson	125,227	75,227	(77)	50,000	*
Leslie Stein & Judith Stein	82,798	29,895	(78)	52,903	*
Leslie Stein	12,375	12,375	(79)		*
James Angelos	45,625	20,625	(80)	25,000	*
Brendan Murray	32,290	11,457	(81)	20,833	*
Gary Brousell	45,625	20,625	(82)	25,000	*
Robert Odell	230,791	137,411	(83)	93,380	*
Pamela L Watson Defined Benefit Pension Plan	132,990	82,500	(84)	50,490	*
Tony Fareed	45,625	20,625	(85)	25,000	*
Seneco Associates, Inc. PS Plan U/A 07/01/2003	47,125	20,625	(86)	26,500	*
Brian E. Boyle	325,865	115,088	(87)	210,777	*
Garrett Goggin	202,088	115,088	(88)	87,000	*

TOTAL	18,837,873	9,438,430		9,399,443	28.7%

*Less than 1% based on a total of 32,737,864 shares of common stock issued and outstanding after the offering, assuming the issuance of all shares of common stock underlying the warrants described in this prospectus.
(1) Assumes that all shares will be resold by the selling stockholders after this offering.
(2) Includes 22,000 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(3) Includes 60,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(4) Includes 42,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(5) Includes 13,200 shares of common stock issued and 30,800 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(6) Includes 50,833 shares of common stock issued and 5,083 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Ruth H. Reinhard.
(7) Includes 8,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.    Voting and investment power over these securities is held by the beneficiary, Patrick Shannon.
(8) Includes 40,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.  Voting and investment power over these securities is held by the beneficiary, Hugh G. Nolan.
(9) Includes 9,488 shares of common stock issued and 22,137 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(10) Includes 79,996 shares of common stock issued and 186,654 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(11) Includes 3,300 shares of common stock issued and 7,700 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(12) Includes 28,750 shares of common stock issued and 2,875 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Barbara K. Balfour.
(13) Includes 78,925 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009 and 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(14) Includes 42,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
 (15) Includes 31,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(16) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(17) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(18) Includes 68,200 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(19) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(20) Includes 52,250 shares of common stock issued and 52,250 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(21) Includes 20,000 shares of common stock issued and 2,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, William J. Gazonas.
(22) Includes 57,200 shares of common stock issued and 14,300 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(23) Includes 632,500 shares of common stock issued pursuant to a Securities Purchase Agreement dated June 10, 2009. Boris Shimanovsky, as managing partner of Shimski L.P., holds dispositive and voting power over the securities.

(24) Includes 1,610,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued to Newview Finance LLC on November 11, 2008.  The common stock purchase warrant was originally issued for the purchase of 1,860,000 shares of common stock for management consulting services, business advisory services, stockholder information services and public relations services. Newview LLC has appointed Brian Jacobelli, one of its members, as the person with dispositive and voting power over the securities.
(25) Includes 320,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC.
(26) Includes 135,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC and 15,000 shares of common stock issued pursuant to the cash exercise of a portion of the common stock purchase warrant assigned from Newview Finance LLC.
(27) Includes 50,000 shares of common stock issued pursuant to the cash exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(28) Includes 25,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(29) Includes 1,142,860 shares of common stock issued pursuant to a Securities Purchase Agreement dated June 4, 2009 and 2,386,221 shares of common stock issuable upon the exercise of common stock purchase warrants issued to GR-Match LLC pursuant to the Media and Marketing Services Agreement, date March 24, 2009.
(30) Includes shares of common stock issued pursuant to Securities Purchase Agreements dated from July 7, 2009 to July 21, 2009.
(31) Bennet Van de Bunt, as Manager of GR Match, LLC, holds dispositive and voting power over the securities.
(32) Donald and Findley Cotton, as trustees, hold dispositive and voting power over the securities.
(33) Thomas Brotherton, as trustee, holds dispositive and voting power over the securities.
(34) Steele Lipe, as trustee, holds dispositive and voting power over the securities.
(35) Daniel and Graciela Marz, as trustees, hold dispositive and voting power over the securities.
(36) Ronald Salem, as trustee, holds dispositive and voting power over the securities.
(37) James Schmidt, as trustee, holds dispositive and voting power over the securities.
(39) Dale and Tara Fields, as trustees, hold dispositive and voting power over the securities.
(39) Don and Lynn Sturek, as trustees, hold dispositive and voting power over the securities.
(40) Michelle Levin, as trustee, holds dispositive and voting power over the securities.
(41) Eugene O’Rourke and Janice Nordenberg, as trustees, hold dispositive and voting power over the securities.
(42) Robert Ketterer, as trustee, holds dispositive and voting power over the securities.
(43) Reginald Laigo, as partner holds dispositive and voting power over the securities.
(44) Margaret Waterhouse, as partner, holds dispositive and voting power over the securities.
(45) Hugh Merriman, as trustee, holds dispositive and voting power over the securities.
(46) Robert Kolodny and Martha Dudenhoeffer, as trustees, hold dispositive and voting power over the securities.
(47) Richard Keatinge, as trustee, holds dispositive and voting power over the securities.
(48) Richard Keatinge and Jessica Dugan, as trustees, hold dispositive and voting power over the securities.
(49) Kristin Wimsatt, as trustee, holds dispositive and voting power over the securities.
(50) Victoria Syage and Richard Whittington, as trustees, hold dispositive and voting power over the securities.
(51) Scott and Michelle Strauss, as trustees, hold dispositive and voting power over the securities.
(52) James and Ellen Weil, as trustees, hold dispositive and voting power over the securities.
(53) Stephen and Laura Halper, as trustees, hold dispositive and voting power over the securities.
(54) Includes 52,789 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(55) Includes 31,051 shares of common stock issued and 16,699 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(56) Includes 50,000 shares of common stock issued and 5,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Brian Suttcliffe, as president, holds dispositive and voting power over the securities.
(57) Includes 100,000 shares of common stock issued and 10,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(58) Includes 143,825 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(59) Includes 18,750 shares of common stock issued and 1,875 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Heidi Ann Mucci.
(60) Includes 13,071 shares of common stock issued and 13,071 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(61) Includes 26,515 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(62) Includes 12,375 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(63) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(64) Includes 12,500 shares of common stock issued and 15,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(65) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(66) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(67) Includes 10,417 shares of common stock issued and 1,042 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. William Gazonas, as trustee, holds dispositive and voting power over the securities.
(68) Includes 10,416 shares of common stock issued and 1,041 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(69) Includes 20,833 shares of common stock issued and 2,083 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. William Gazonas, as general partner, holds dispositive and voting power over the securities.
(70) Includes 10,417 shares of common stock issued and 1,042 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Connie Gazonas, as trustee, holds dispositive and voting power over the securities.
(71) Includes 25,000 shares of common stock issued and 55,207 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(72) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Bernadette Sheenan.
(73) Includes 86,369 shares of common stock issued and 201,522 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(74) Includes 34,375 shares of common stock issued and 23,862 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(75) Includes 57,291 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Pat Sajak, as trustee, holds dispositive and voting power over the securities.
(76) Includes 23,888 shares of common stock issued and 17,666 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(77) Includes 68,388 shares of common stock issued and 6,839 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(78) Includes 29,895 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(79) Includes 12,375 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(80) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(81) Includes 11,457 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(82) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(83) Includes 41,234 shares of common stock issued and 96,177 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(84) Includes 75,000 shares of common stock issued and 7,500 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. James Watson, as trustee, holds dispositive and voting power over the securities.
(85) Includes 6,188 shares of common stock issued and 14,437 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(86) Includes 8,250 shares of common stock issued and 12,375 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Frank Seneco, as trustee, holds dispositive and voting power over the securities.
(87) Includes 34,527 shares of common stock issued and 80,561 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(88) Includes 34,527 shares of common stock issued and 80,561 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(89) Lea Akert, as administrator, holds dispositive and voting power over the securities.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Global Market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. We know of no existing arrangements between the selling stockholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

If selling stockholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We have signed registration rights agreements with various investors.  These agreements require us to keep the registration statement, of which this prospectus is a part, effective for periods ranging from the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (iii) two years from the effective date.  We intend to keep the registration statement effective for the longest period required by the registration rights agreements we have signed. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders who are required to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following is a discussion of the securities we are registering.  This discussion is qualified in its entirety by our articles of incorporation, as amended, and our bylaws and by the full text of the agreements relating to issuance of the securities.  We urge you to review these documents, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value.

As of August 31, 2010, we had 27,026,109 shares of common stock issued and outstanding that were held of record by approximately 166 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.  The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose, subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.  Our common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Richardson & Patel LLP. Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 242,908 shares of our common stock and warrants to purchase 2,890 shares of our common.

EXPERTS

The financial statements of CyberDefender Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by KMJ Corbin & Company LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  The financial statements are incorporated herein by reference in reliance upon such report given on the authority of KMJ Corbin & Company LLP as experts in accounting and auditing.

MATERIAL CHANGES

On June 9, 2010 our common stock began to be traded on the Nasdaq Global Market.  Before June 9, 2010, our common stock was quoted on the Over-the-Counter Bulletin Board.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, proxy statements and other information we file at the Security and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  You may also access certain filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission under the Securities Act.  Pursuant to the Securities and Exchange Commission’s rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement.  You may read or obtain a copy of the registration statement, including exhibits, from the Securities and Exchange Commission in the manner described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010, as it was amended on May 10, 2010 and again on July 8, 2010;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed on May 17, 2010, and for the six months ended June 30, 2010, filed on August 9, 2010;

•
our Current Reports on Form 8-K filed on January 20, 2010 (as amended on August 12, 2010), March 15, 2010, March 22, 2010, March 25, 2010 (as amended on May 10, 2010), April 6, 2010, April 7, 2010, April 29, 2010 (as amended on May 27, 2010), May 27, 2010, June 2, 2010, June 10, 2010, August 3, 2010 and August 11, 2010; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 4, 2010, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
Attn.: Corporate Secretary

Part II

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee		$1,194
Printing fees	*$	0	*
Legal fees	*$	25,000	*
Accounting fees and expenses	*$	7,500	*
Miscellaneous	*$	1,500	*
Total	*$	35,194

*All fees other than the SEC registration fee are estimates.

Item 15. Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Article Tenth of our Certificate of Incorporation requires us to provide the indemnification authorized by Section 145 of the General Corporation Law of Delaware.  Article Eleventh of our Certificate of Incorporation states that no director of the Company shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director.  This provision does not eliminate the liability of a director

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of Delaware; or

•	for any transaction from which a director derives an improper personal benefit.

We have also entered into Indemnification Agreements with our officers and directors (individually, an “Indemnitee”). Pursuant to the terms of the Indemnification Agreements, we must indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of our company, or is or was serving at the request of our company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in our best interests, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If the proceeding is brought by or in the right of the Company, we need not provide indemnification for expenses if the Indemnittee is judged to be liable to the us, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he is judged liable on the basis that personal benefit was improperly received by him. We must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance. The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses. Notwithstanding the Indemnification Agreement, we must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, our Certificate of Incorporation, our Bylaws, or by statute. In the event of any changes, after the date of the Indemnification Agreement, in any applicable law, statute, or rule that expand the right of a Delaware corporation to indemnify a member of its board of directors or any officer, any such changes shall be within the purview of the Indemnitee’s rights, and our obligations. In the event of any changes in any applicable law, statute, or rule that narrow the right of a Delaware corporation to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreement, will have no effect on it. The indemnification provided by the Indemnification Agreement is not be deemed exclusive of any other rights to which the Indemnitee may be entitled under our Certificate of Incorporation, our Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any entity which the Indemnitee serves at the request of the Company, the Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

The term of the Indemnification Agreement will continue until the later of: (a) 10 years after the date that the Indemnitee ceases to serve as a director, or (b) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The Indemnitee is not entitled to indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding brought or made by him against the Company.

Beginning on October 30, 2006, and at various times thereafter while the Company was incorporated in the State of California, the Company enter into Indemnification Agreements with its directors and certain of its officers, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as stockholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party (except with respect to Mr. Van De Bunt’s Indemnification Agreement, which requires us to advance fees and expenses within 5 days following delivery of a written request from Mr. Van De Bunt). The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon. We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our Articles of Incorporation, our bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the company under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our Articles of Incorporation, bylaws, any agreement, any vote of stockholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our stockholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

•
for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

•
for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of the obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

The indemnification provisions included in the Delaware General Corporation Law, our certificate of incorporation and our bylaws (and the California Corporations Code, our articles of incorporation and bylaws as applicable when we were incorporated in the State of California), and the applicable Indemnification Agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

2.1	Agreement and Plan of Merger of CyberDefender Corporation, a Delaware corporation and CyberDefender Corporation, a California Corporation (1)
2.2	State of California Certificate of Ownership (1)
3.1	Certificate of Incorporation of the registrant (1)
3.2	Bylaws of the registrant (1)
5.1	Opinion of Richardson & Patel LLP**
10.1	2005 Stock Incentive Plan (3)
10.2	Amended and Restated 2006 Equity Incentive Plan (2)
10.3	Securities Purchase Agreement between registrant and each purchaser identified on the signature pages thereof dated as of September 12, 2006 (2)
10.4	Employment agreement between the registrant and Gary Guseinov dated August 31, 2006 (3)
10.5	Employment agreement between the registrant and Igor Barash dated September 1, 2003 (3)
10.6	Employment offer between the registrant and Igor Barash dated November 23, 2005 (16)
10.7	Employment agreement between the registrant and Igor Barash dated July 1, 2008 (16)
10. 8	Agreement for Internet Advertising Agent Services date May 16, 2008 between the registrant and WebMetro (4)
10. 9	Consulting Agreement with Frontier Capital Partners LLC dated July 15, 2008 (5)
10.10	Form of Indemnification Agreement entered into between the registrant and certain officers and directors (1)
10.11	Form of Securities Purchase Agreement for the sale of Units (August 2008) (6)
10.12	Form of Warrant to Purchase Common Stock (August 2008) (6)
10.13	Common Stock Purchase Warrant issued to Newview Finance L.L.C. dated November 10, 2008 (7)
10.14	Settlement Agreement between the registrant and Patrick Hinojosa (8)+
10.15	Form of 7.41% Senior Secured Note (9)
10.16	Form of Registration Rights Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (9)
10.17	Form of Amended and Restated Security Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (9)
10.18	Form of Securities Purchase Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (9)
10.19	Form of Common Stock Purchase Warrant issued in conjunction with the sale of 7.41% Senior Secured Notes (9)
10.20	Lease Agreement dated October 19, 2007 between the registrant and 617 7th Street Associates, LLC (10)
10.21	Form of Securities Purchase Agreement (November 25, 2008/December 5, 2008) (11)
10.22	Form of 10% Convertible Promissory Note (November 25, 2008/December 5, 2008) (11)
10.23	Form of Common Stock Purchase Warrant (November 25, 2008/December 5, 2008) (11)
10.24	Form of Registration Rights Agreement (November 25, 2008/December 5, 2008) (11)
10.25	Form of Subordination Agreement (November 25, 2008/December 5, 2008) (11)
10.26	Consent and Waiver Agreement dated November 21, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (November 25, 2008/December 5, 2008) (11)
10.27	Amended and Restated Consent and Waiver dated August 19, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (12)
10.28	Consent and Waiver dated September 22, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (12)
10.29	Warrant to Purchase Common Stock issued to Guthy-Renker Match LLC (19)
10.30	Employment Agreement between the registrant and Kevin Harris (19)
10.31	Amendment to Lease Agreement dated January 30, 2009 between the registrant and 617 7th Street Associates, LLC (19)
10.32	Media and Marketing Services Agreement with GR Match, LLC (19)
10.33	Securities Purchase Agreement dated June 3, 2009 between the registrant and GR Match, LLC (20)
10.34	First Amendment to Media and Marketing Services Agreement dated June 4, 2009 between the registrant and GR Match, LLC (20)
10.35	Indemnification Agreement dated July 21, 2009 between the registrant and Bennet Van de Bunt (21)
10.36	First Amendment dated October 26, 2009 to Securities Purchase Agreement between the registrant and GR Match, LLC (13)
10.37	Second Amendment dated October 26, 2009 to Media and Marketing Services Agreement between the registrant and GR Match, LLC (13)
10.38	Indemnification Agreement between the registrant and Luc Vanhal (14)

10.39	Consulting Agreement dated April 1, 2009 between the registrant and SCP Holdings LLC (15)
10.40	Consent and Waiver Agreement dated April 23, 2009 (15)
10.41	Securities Purchase Agreement dated June 10, 2009 between the registrant and Shimski LP (15)
10.42	Amended and Restated Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (15)
10.43	Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (15)
10.44	Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (15)
10.45	Second Amendment to Lease Agreement dated September 30, 2009 between the registrant and 617 7th Street Associates, LLC (16)
10.46	Amended and Restated Key Executive Employment Agreement with Gary Guseinov (17)
10.47	Amended and Restated Key Executive Employment Agreement with Kevin Harris (17)
10.48	Amended and Restated Key Executive Employment Agreement with Igor Barash (17)
10.49	Loan and Securities Purchase Agreement dated March 31, 2010 between the registrant and GR Match, LLC (18)
10.50	9% Secured Convertible Promissory Note dated March 31, 2010 in favor of GR Match, LLC (18)
10.51	Security Agreement dated March 31, 2010 between the registrant and GR Match, LLC (18)
10.52	License Agreement dated April 1, 2010 between the registrant and GR Match, LLC (23)
10.53	Third Amendment to Lease Agreement executed and delivered August 9, 2009 between the registrant and 617 7th Street Associates, LLC (22)
23.1	Consent of KMJ Corbin & Company LLP **
23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)

**Previously filed.
+Portions of this agreement have been redacted pursuant to a request for confidential treatment which was granted by the Securities and Exchange Commission on September 25, 2008.

(1)	Incorporated by reference from the registrant’s Registration Statement on Form S-3, file no. 333-167910, filed with the Securities and Exchange Commission on June 30, 2010.

(2)	Incorporated by reference from the registrant’s Registration Statement on Form SB-2, file no. 333-138430, filed with the Securities and Exchange Commission on November 3, 2006.

(3)	Incorporated by reference from the registrant’s Registration Statement on Form SB-2/A, filed with the Securities and Exchange Commission on February 1, 2007.
(4)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2008.

(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2008.

(6)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2008.

(7)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008.

(8)
Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008.  This document is the subject of a confidential treatment request therefore portions of it have been redacted. A full copy of the document has been filed separately with the Securities and Exchange Commission.

(9)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008.

(10)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2007.

(11)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2008.

(12)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008.

(13)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2009.

(14)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2010, as amended on August 12, 2010.

(15)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2009.

(16)	Incorporated by reference from the registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2010.

(17)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.

(18)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010.

(19)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.

(20)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2009.

(21)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2009.

(22)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2010.

(23)
Incorporated by reference from the registrant’s Registration Statement on Form S-3, file no. 333-167910, filed with the Securities and Exchange Commission on June 30, 2010, as amended on August 13, 2010.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

4.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; or

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 1, 2010.

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

By:	/s/ Kevin Harris
Kevin Harris
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer (Principal
/s/ Gary Guseinov	Executive Officer) and Chairman of	September 1, 2010
Gary Guseinov	the Board of Directors

Chief Financial Officer (Principal
/s/ Kevin Harris	Financial and Accounting Officer),	September 1, 2010
Kevin Harris	Secretary and Director

/s/ Howard Bain
Howard Bain	Director	September 1, 2010

/s/ Tom Connerty
Tom Connerty	Director	September 1, 2010

/s/ Ricardo Salas
Ricardo Salas	Director	September 1, 2010